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                                                              Exhibit 8(b)(xiii)

                              RULE 22C-2 AGREEMENT

AGREEMENT (this "Agreement") is entered into as of April 30, 2014, by and between Hartford Administrative Services Company ("Fund Agent"), on behalf of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (together, collectively, the "Funds"), and The Lincoln National Life Insurance Company ("Intermediary"). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a "financial intermediary" as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the "Parties" and each individually as a "Party"; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:

1. SHAREHOLDER INFORMATION

1.1. AGREEMENT TO PROVIDE INFORMATION. Intermediary agrees to provide the Funds, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

     1.1.1 PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

     1.1.2 FORM AND TIMING OF RESPONSE. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary's books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.

     1.1.3 LIMITATIONS ON USE OF INFORMATION. The Funds agree not to use the information received for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the

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     1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act and comparable state laws.

1.2 AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds' Shares (directly or indirectly through Intermediary's account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following email address, or such other address communicated to Fund Agent in writing from time to time.

         Compliance Department Contact Information:
                 Lincoln Financial Group
                 Separate Account Financial Operations
                 1300 S. Clinton Street
                 Fort Wayne, IN 46802
                 Attention: Scott Brown
                 scott.brown@lfg.com
                 260-455- 4427

         Operations Department Contact Information:
                 Lincoln Financial Group
                 Separate Account Financial Operations
                 1300 S. Clinton Street
                 Fort Wayne, IN 46802
                 Attention: David Birchfield
                 david.birchfield@lfg.com
                 260-455-6826

      1.2.1 FORM OF INSTRUCTIONS. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

     1.2.2 TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.

     1.2.3 CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds' e-mail address below:

                Tradeoversight@hartfordfunds.com


1.3 OTHER DEFINITIONS. For purposes of this Agreement:

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     1.3.1 The term "Fund" includes the fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

     1.3.2 The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

      1.3.3 The term "written" includes electronic writings and facsimile transmissions.

2. MISCELLANEOUS

2.1 CONSTRUCTION OF THIS AGREEMENT. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2 COOPERATION AND GOOD FAITH PROBLEM RESOLUTION. The parties agree to cooperate in good faith to observe the procedures set forth in this Agreement. In the event of any material disagreement over a party's performance of this Agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3 AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

2.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

HARTFORD ADMINISTRATIVE SERVICES COMPANY, on behalf of
HARTFORD SERIES FUND, INC. and
HARTFORD HLS SERIES FUND II, INC.

By: __________________________

Name: ________________________

Title: ________________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: __________________________

Name: ________________________

Title: ________________________






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